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EXHIBIT 10.1



                            OBJECT PRODUCTS, INC.,

                            a Delaware Corporation



                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT



                               October 31, 1997

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

                               TABLE OF CONTENTS

                                                              Page
1.   REGISTRATION RIGHTS......................................   1
     1.1  Definitions.........................................   1
     1.2  Demand Registration.................................   2
     1.3  Piggyback Registrations.............................   3
     1.4  Form S-3 Registration...............................   4
     1.5  Obligations of the Company..........................   5
     1.6  Furnish Information.................................   6
     1.7  Delay of Registration...............................   6
     1.8  Indemnification.....................................   6
     1.9  "Market Stand-Off" Agreement........................   8
     1.10 Rule 144 Reporting..................................   8
     1.11 Termination of the Company's Obligations............   8

2.   RIGHT OF FIRST REFUSAL...................................   9
     2.1  General.............................................   9
     2.2  New Securities......................................   9
     2.3  Procedures..........................................  10
     2.4  Failure to Exercise.................................  10
     2.5  Termination.........................................  10

3.   ASSIGNMENT AND AMENDMENT.................................  10
     3.1  Assignment..........................................  10
     3.2  Amendment of Rights.................................  10
     3.3  New Investors.......................................  11

4.   GENERAL PROVISIONS.......................................  11
     4.1  Notices.............................................  11
     4.2  Entire Agreement....................................  11
     4.3  Governing Law.......................................  11
     4.4  Severability........................................  11
     4.5  Third Parties.......................................  11
     4.6  Successors And Assigns..............................  11
     4.7  Captions............................................  11
     4.8  Counterparts........................................  11
     4.9  Costs And Attorneys' Fees...........................  11
     4.10 Adjustments for Stock Splits, Etc...................  12
     4.11 Aggregation of Stock................................  12

Schedule A - Schedule of Series A Preferred Stock Investors...  14
Schedule B - Schedule of Series B Preferred Stock Investors...  15
Schedule C - Schedule of Series C Preferred Stock Investors...  16

                AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
                ----------------------------------------------

     This Amended and Restated Investor Rights Agreement (this "Agreement") is made and entered into as of October 31, 1997 by and among Object Products, a Delaware corporation (the "Company"), the person and entities listed on Schedule A attached hereto (the "Series A Investors"), the persons and entities listed on Schedule B attached hereto (the "Series B Investors") and the persons and entities listed on Schedule C attached hereto (the "Series C Investors"), together the "Investors."


                                   RECITALS

          A. The Company, Series A Investors and Series B Investors have entered into that certain Amended and Restated Investor Rights Agreement dated May 20, 1997 (the "Prior Agreement").

          B. The Series C Investors have agreed to purchase from the Company, and the Company has agreed to sell to the Series C Investors, shares of the Company's Series C Preferred Stock on the terms and conditions set forth in that certain Series C Preferred Stock Purchase Agreement, dated as of October 31, 1997 by and among the Company and the Series C Investors (the "Series C Agreement").

          C. As an inducement to the Series C Investors to complete such purchase of the Company's Series C Preferred Stock, the Company, Series A Investors and Series B Investors desire to amend and restate the Prior Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

     I.   REGISTRATION RIGHTS.
          -------------------

          1.1  Definitions. For purposes of this Agreement:
               -----------

               (a)  Registration. The terms "register," "registered," and
                    ------------
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering of effectiveness of such registration statement.

               (b)  Registrable Securities. The term "Registrable Securities"
                    ----------------------
means: (1) all the shares of Common Stock of the Company (the "Common Stock") issued or issuable upon the conversion of any shares of the Series A Preferred Stock (the "Series A Stock"), the Series B Preferred Stock (the "Series B Stock") and the Series C Preferred Stock (the "Series C Stock") (including shares of Common Stock issued or issuable upon the conversion of any shares of the Series A-I Preferred Stock (the "Series A-I Stock"), the Series B-I Preferred Stock (the "Series B-I Stock") and the Series C-I Preferred Stock (the "Series C-I Stock") into which shares of Series A, Series B and Series C Stock, respectively, are in the future converted pursuant to the terms of the Company's Amended and Restated Certificate of Incorporation); and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) of this subsection (b); excluding
                                                                       ---------
in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the 1933 Act at any time after the Company has become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act").

               (c)  Registrable Securities Then Outstanding. The number of
                    ---------------------------------------
shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock which are Registrable Securities and

                                       1.

(1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

               (d)  Holder. "Holder" means any person owning of record
                    ------
Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the 1933 Act or any assignee of record of such Registrable Securities to whom rights under this Section 1 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this
                                --------  -------
Agreement, a record holder of shares of Series A, Series B or Series C Stock (or Series A-I, Series B-I or Series C-I Stock, respectively) convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided further that the Company shall in no event be
                ----------------
obligated to register shares of Series A, Series B or Series C Stock, or Series A-I, Series B-I or Series C-I Stock, and that Holders of Registrable Securities will not be required to convert their shares of Series A, Series B or Series C Stock or Series A-I, Series B-I or Series C-I Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

               (e)  Form S-3. The term "Form S-3" means such form under the
                    --------
1933 Act as is in effect on the date hereof or any successor registration form under the 1933 Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (f)  SEC. The term "SEC" or "Commission" means the U.S.
                    ---
Securities and Exchange Commission.

          1.2  Demand Registration
               -------------------

               (a)  Request by Holders. If the Company shall receive at any
                    ------------------
time after the later of (i) December 31, 2001, or (ii) six (6) months after the effective date of the Company's initial public offering of its securities pursuant to a registration filed under the 1933 Act, a written request from the Holders of at least a majority of the Registrable Securities then outstanding that the Company file a registration statement under the 1933 Act covering the registration of Registrable Securities pursuant to this Section 1.2, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the 1933 Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 1.2; provided that the
                                                             --------
Registrable Securities requested by all Holders to be registered pursuant to such request must either (i) be at least fifty percent (50%) of all Registrable Securities then outstanding or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $2,500,000. The Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.2: (i) if the Company has, within a six (6) month period preceding the date of the Initiating Holders' (as defined below) request for registration, already affected a public offering of its securities pursuant to a registration filed under the Securities Act; or (ii) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (b)  Underwriting. If the Holders initiating the registration
                    ------------
request under this Section 1.2 ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter(s) advise(s) the Company in

                                       2.

writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the
                                                 --------  -------
number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

               (c)  Maximum Number of Demand Registrations. The Company is
                    --------------------------------------
obligated to effect only one (1) such registration pursuant to this Section 1.2.

               (d)  Deferral. Notwithstanding the foregoing, if the Company
                    --------
shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 1.2 a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided,
                                                                      --------
however, that the Company may not utilize this right more than once in any
-------
twelve (12) month period.

               (e)  Expenses. All expenses incurred in connection with a
                    --------
registration pursuant to this Section 1.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding accounting fees for extraordinary audits and underwriters' or brokers' discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 1.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering and any accounting fees for extraordinary audits. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to demand registration pursuant to this Section 1.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); provided, further,
                                                     --------  -------
however, that if at the time of such withdrawal, the Holders have learned of a
-------
material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this
Section 1.2.

          1.3  Piggyback Registrations. The Company shall notify all Holders of
               -----------------------
Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of the Company (including, but not limited to registration statements relating to secondary offerings of securities of the Company but excluding registration statements relating to any registration under
            ---------
Section 1.2 or Section 1.4 of this Agreement or to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and

                                       3.

conditions set forth herein.

               (a)  Underwriting. If a registration statement under which the
                    ------------
Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the
                                                             -----
Company, and second, to each of the Holders requesting inclusion of their
             ------
Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such "Holder", as defined in this sentence.

               (b)  Expenses. All expenses incurred in connection with a
                    --------
registration pursuant to this Section 1.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

          1.4  Form S-3 Registration. In case the Company shall receive from
               ---------------------
any Holder or Holders of at least twenty-five percent (25%) of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

               (a)  Notice. Promptly give written notice of the proposed
                    ------
registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

               (b)  Registration. As soon as practicable, effect such
                    ------------
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be
                         --------  -------
obligated to effect any such registration, qualification or compliance pursuant to this Section 1.4:

                    (1) if Form S-3 is not available for such offering by the Holders;

                    (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

                                       4.

                    (3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4;

                    (4) if the Company has, within the twelve (12) month period from the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.4; or

                    (5) in any jurisdiction in which the Company would be required to quality to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c)  Expenses. Subject to the foregoing, the Company shall file
                    --------
a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 1.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company shall pay all expenses incurred in connection with the first registration requested pursuant to this Section 2.4, (excluding accounting fees for extraordinary audits and underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company. All expenses incurred in connection with any subsequent registration requested pursuant to this Section 1.4 shall be borne by the Holders who participate in such registration on a pro rata basis according to the number of Registrable Securities owned by the Holders that are included in such registration at the time it goes effective.

               (d)  Not Demand Registration. Form S-3 registrations shall not
                    -----------------------
be deemed to be demand registrations as described in Section 1.2 above.

          1.5  Obligations of the Company. Whenever required to effect the
               --------------------------
registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days;

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement;

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

               (d) Use its best efforts to register and quality the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to quality to do business or to file a general consent to service of process in any such states or jurisdictions;

                                       5.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

               (g) Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.6  Furnish Information. It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to Sections 1.2, 1.3 or
1.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

          1.7  Delay of Registration. No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.8  Indemnification. In the event any Registrable Securities are
               ---------------
included in a registration statement under Sections 1.2, 1.3 or 1.4:

               (a)  By the Company. To the extent permitted by law, the Company
                    --------------
will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                    (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                    (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                    (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or

                                       6.

any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the
                                               -------- -------
indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

               (b)  By Selling Holders. To the extent permitted by law, each
                    ------------------
selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained
                     --------  -------
in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a
              -------- -------
Holder under this Section 1.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

               (c)  Notice. Promptly after receipt by an indemnified party
                    ------
under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided however, that an indemnified party shall
                             -------- -------
have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

               (d)  Defect Eliminated in Final Prospectus. The foregoing
                    -------------------------------------
indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b)

                                       7.

(the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.

               (e)  Contribution. In order to provide for just and equitable
                    ------------
contribution to joint liability under the 1933 Act in any case in which either
(i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section
1.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.8 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however,
                                                           --------  -------
that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (f)  Survival. The obligations of the Company and Holders under
                    --------
this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

          1.9  "Market Stand-Off" Agreement. Each Holder hereby agrees that it
                ----------------------------
shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the 1933 Act; provided, however, that:
--------  -------

               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.10 Rule 144 Reporting. With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the 1933 Act, at all times after the effective date of the first registration under the 1933 Act filed by the Company for an offering of its securities to the general public;

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

                                       8.

               (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the 1933 Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

          1.11 Termination of the Company's Obligations. The Company shall have
               ----------------------------------------
no obligations pursuant to Sections 1.2 through 1.4 with respect to: (i) any request or requests for registration made by any Holder on a date more than five
(5) years after the closing date of the Company's initial public offering; or
(ii) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.2, 1.3 or 1.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the 1933 Act pursuant to Rule 144 under the 1933 Act.

     2.   RIGHT OF FIRST REFUSAL.
          ----------------------

          2.1  General. Each Holder (as defined in Section 1.1(d)) and any party
               -------
to whom such Holder's rights under Section 3 have been duly assigned in accordance with Section 3.1(b) (each such Holder or assignee being hereinafter
                                ----
referred to as a "Rights Holder") has the right of first refusal to purchase such Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in Section 2.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder's "Pro Rata Share" for purposes of this right of first refusal is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 1.1(d)), to (b) a number of shares of Common Stock of the Company equal to the sum of (i) the total number of shares of Common Stock of the Company then outstanding plus (ii) the total number of shares of Common Stock of the Company into which all then-outstanding shares of Preferred Stock of the Company, or other then-outstanding convertible securities of the Company are then convertible, plus (iii) the total number of shares of Common Stock of the Company issuable upon the exercise of all outstanding options, warrants or other rights to acquire Common Stock, Preferred Stock or other convertible securities of the Company (assuming the conversion to Common Stock of such issuable shares of Preferred Stock or other convertible securities).

          2.2  New Securities. "New Securities" shall mean any Common Stock or
               --------------
Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that
                                                        --------  -------
the term "New Securities" does not include:
                          ---- --- -------

               (i) any shares of the Company's Common Stock (and/or options, warrants or rights therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or plans approved by the Board of Directors of the Company;

               (ii) any shares of Series C Stock issued under the Series C Agreement as such agreement may be amended;

               (iii) any securities issuable upon conversion of or with respect to any then outstanding shares of Series A Stock, Series A-II Preferred Stock, Series A-III Preferred Stock, Series B Stock or Series C Stock, or Series A-I Stock, Series B-I Stock or Series C-I Stock of the Company or Common Stock or other securities issuable upon conversion thereof;

               (iv) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding on the date of this Agreement ("Warrant Securities") and any securities issuable upon the conversion of any Warrant Securities;

                                       9.

               (v) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend;

               (vi) securities offered by the Company to the public pursuant to a registration statement filed under the 1933 Act; or

               (vii) any shares of the Company's capital stock (and/or options or warrants therefor) issued or issuable to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing; or

               (viii) securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.

          2.3  Procedures. In the event that the Company proposes to undertake
               ----------
an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the "Notice"), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have ten
(10) days from the date of mailing of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such ten (10) day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "Nonpurchasing Holder"), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase.

          2.4  Failure to Exercise. In the event that the Rights Holders fail to
               -------------------
exercise in full their rights of first refusal as set forth in this Section 2 within such 10-day period, then the Company shall have 120 days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such 120-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 2.

          2.5  Termination. This right of first refusal shall terminate (i)
               -----------
immediately before the closing of the first underwritten sale of Common Stock of the Company to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the 1933 Act, covering the offer and sale of Common Stock to the public, or (ii) upon (a) the acquisition of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction.

     3    ASSIGNMENT AND AMENDMENT.
          ------------------------

          3.1  Assignment. Notwithstanding anything herein to the contrary:
               ----------

               (a)    Registration Rights. Refusal Rights. The registration
                      ------------------------------------
rights of a Holder under Section 1 hereof and the rights of first refusal of a Rights Holder under Section 2 hereof may be assigned only to a party

                                      10.

who acquires all of such Holder's shares of Series A Stock, Series B Stock or Series C Stock and/or all of such Holder's Registrable Securities issued upon conversion thereof; provided, however that a Holder may assign such registration
                    --------  -------
rights and rights of first refusal to a transferee of less than all of such Holder's shares of Series A Stock, Series B Stock or Series C Stock and/or Registrable Securities if such transferee is a partner or shareholder of such Holder or is a member of such Holder's "immediate family" (as defined below) or a trust for the benefit of Holder or Holder's immediate family; and provided,
                                                                    --------
further, that no party may be assigned any of the foregoing rights unless the
-------
Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights
    -------- -------
subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 3, and that such transferee or other recipient agrees in a writing satisfactory to the Company that the terms and conditions of this Agreement will apply to such transferee or other recipient. As used herein, the term "immediate family" will mean Holder's spouse, lineal descendant or antecedent, father, mother, brother or sister, adopted child or grandchild, or the spouse of any child, adopted child, grandchild or adopted grandchild of Holder.

          3.2  Amendment of Rights. Subject to Section 3.3, any provision of
               -------------------
this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders holding a majority of the Registrable Securities (assuming conversion or exercise of all securities convertible into or exercisable for Registrable Securities) then held by all Holders. Any amendment or waiver effected in accordance with this Section
3.2 shall be binding upon each Holder and the Company.

                                      11.

          3.3  New Investors. Notwithstanding anything herein to the contrary,
               -------------
if pursuant to Section 2.2 of the Series C Agreement, additional parties purchase shares of Series C Stock as "New investors" thereunder, then each such New Investor shall become a party to this Agreement as an "Investor" hereunder, without the need of any consent, approval or signature of any Holder when such New Investor has both: (i) purchased shares of Series C Stock under the Series C Agreement and paid the Company all consideration payable for such shares and
(ii) executed one or more counterpart signature pages to this Agreement as a "Series C Investor", with the Company's consent.

     4.   GENERAL PROVISIONS.
          ------------------

          4.1  Notices. Any notice, request or other communication required or
               -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mall, return receipt requested, postage prepaid, as follows:

               (a) if to an Investor, at such Investor's respective address as set forth on Exhibit A hereto.

               (b) if to the Company, at 330 Townsend Street, Suite 206, San Francisco, California 94107.

Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder.

          4.2  Entire Agreement. This Agreement, together with all the Exhibits
               ----------------
hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

          4.3  Governing Law. This Agreement shall be governed by and construed
               -------------
exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

          4.4  Severability. If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          4.5  Third Parties. Nothing in this Agreement, express or implied, is
               -------------
intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          4.6  Successors And Assigns. Subject to the provisions of Section 3.1,
               ----------------------
the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          4.7  Captions. The captions to sections of this Agreement have been
               --------
inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

          4.8  Counterparts. This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.9  Costs And Attorneys' Fees. In the event that any action, suit or
               -------------------------
other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party

                                      12.

shall recover all of such party costs and attorneys fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          4.10 Adjustments for Stock Splits, Etc. Wherever in this Agreement
               ---------------------------------
there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

          4.11 Aggregation of Stock. All shares held or acquired by affiliated
               --------------------
entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.



        [The remainder of this page has been intentionally left blank.]

                                      13.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



THE COMPANY:                            THE INVESTORS:
-----------                             -------------

OBJECT PRODUCTS, INC.
(a Delaware corporation)

By:_________________________________    ________________________________________
                                        Name:

Title:______________________________    ________________________________________
                                        Name:

                                        ________________________________________
                                        Name:

                                        ________________________________________
                                        Name:

                                        ________________________________________
                                        Name:

                                        ________________________________________
                                        Name:


                                        ________________________________________
                                        Name:

                                        ________________________________________
                                        Name:


      [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                                      14.

                                  Schedule A

                        Schedule of Series A Investors



                              (Schedule on file)

                                      15.

                                  Schedule B

                        Schedule of Series B Investors



                              (Schedule on file)

                                      16.

                                  Schedule C

                        Schedule of Series C Investors



                              (Schedule on file)

                                      17.